Exhibit 99.1

COMPUTER SCIENCES CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 27, 2015, Computer Sciences Corporation (CSC or the Company) completed the previously announced separation of its wholly owned subsidiary, Computer Sciences Government Holdings, Inc. (renamed CSRA, or “CSRA”) through a one-for-one pro rata distribution of all CSRA common stock to CSC stockholders of record at the close of business on November 18, 2015, the record date of the distribution (“the Distribution”). CSRA is now an independent public company trading under the symbol “CSRA” on the New York Stock Exchange.

The unaudited pro forma condensed consolidated statements of operations of CSC for the six months ended October 2, 2015 and October 3, 2014 and for each of the fiscal years ended April 3, 2015, March 28, 2014, and March 29, 2013 assume the Distribution had occurred on March 31, 2012. The unaudited pro forma Condensed Consolidated Balance Sheet of CSC as of October 2, 2015 assumes the Distribution had occurred on October 2, 2015. Beginning in the third quarter of fiscal 2016, CSRA’s historical financial results for periods prior to the Distribution will be reflected in CSC’s consolidated condensed financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:

I.
The audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” include in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and

II.
The unaudited consolidated condensed financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in CSC’s Form 10-Q for the six months ended October 2, 2015.

The Historical columns in the unaudited pro forma consolidated condensed financial statements reflect CSC’s historical financial statements for the periods presented and do not reflect any adjustments related to the Distribution and related events.

The CSRA Separation columns in the unaudited pro forma consolidated condensed financial statements were derived from the historical combined financial statements and the combined financial statements included in the CSRA Form 10 filed with the SEC on November 6, 2015.

The pro forma adjustments columns reflects the exclusion of previously allocated corporate overhead costs as well as the inclusion of certain multi-employer pension and postretirement costs and actuarial gains / losses that were not reflected in the CSRA combined financial statements in the CSRA Form 10.

The pro forma adjustments represent the Company's current best estimates and may differ from those that will be calculated to report CSRA as discontinued operations in CSC’s future filings. The unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what CSC’s results of operations or financial position would have been had the separation occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of CSC’s future results of operations or financial position.

See combined notes to the unaudited pro forma condensed consolidated financial statements for a more detailed discussion of these transactions.

COMPUTER SCIENCES CORPORATION
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	Six Months Ended October 2, 2015
(Amounts in millions, except per-share amounts)	Historical CSC	CSRA Separation	Pro Forma Adjustments	Notes	Pro Forma* CSC Continuing Operations

Revenues	$5,473	$(1,928)	$4	(A)	$3,549

Costs of services (excludes depreciation and amortization and restructuring costs)	3,996	(1,532)	45	(A)(B)(C)	2,509
Selling, general and administrative (excludes restructuring costs)	570	(85)	47	(B)	532
Depreciation and amortization	410	(68)	—		342
Restructuring costs	6	—	(1)	(C)	5
Separation and merger costs	64	(56)	—		8
Interest expense	70	(11)	—		59
Interest income	(18)	—	—		(18)
Other (income) expense, net	(29)	21	1	(A)(K)	(7)
Total costs and expenses	5,069	(1,731)	92		3,430

Income from continuing operations, before taxes	404	(197)	(88)		119
Income tax expense (benefit)	67	(77)	(22)	(D)	(32)
Income from continuing operations	337	(120)	(66)		151
Less: net income attributable to noncontrolling interest, net of tax	10	(10)	—		—
Net income attributable to CSC common stockholders from continuing operations	$327	$(110)	$(66)		$151

Basic earnings per share from continuing operations	$2.37				$1.09
Diluted earnings per share from continuing operations	$2.32				$1.07

Weighted average common shares outstanding for:
Basic EPS	138.106				138.106
Diluted EPS	140.699				140.699

*Pro forma as defined under Article 11 of SEC Regulation S-X

See accompanying notes.

COMPUTER SCIENCES CORPORATION
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	Six Months Ended October 3, 2014
(Amounts in millions, except per-share amounts)	Historical CSC	CSRA Separation	Pro Forma Adjustments	Notes	Pro Forma* CSC Continuing Operations

Revenues	$6,317	$(2,064)	$5	(A)	$4,258

Costs of services (excludes depreciation and amortization and restructuring costs)	4,571	(1,644)	42	(A)(B)	2,969
Selling, general and administrative (excludes restructuring costs)	690	(92)	34	(B)	632
Depreciation and amortization	524	(71)	—		453
Restructuring costs	3	—	—		3
Interest expense	75	(11)	—		64
Interest income	(10)	—	—		(10)
Other expense (income), net	5	(2)	1	(A)	4
Total costs and expenses	5,858	(1,820)	77		4,115

Income from continuing operations, before taxes	459	(244)	(72)		143
Income tax (benefit) expense	123	(88)	—		35
Income from continuing operations	336	(156)	(72)		108
Less: net income attributable to noncontrolling interest, net of tax	10	(10)	—		—
Net income attributable to CSC common stockholders from continuing operations	$326	$(146)	$(72)		$108

Basic earnings per share from continuing operations	$2.26				$0.75
Diluted earnings per share from continuing operations	$2.22				$0.73

Weighted average common shares outstanding for:
Basic EPS	144.346				144.346
Diluted EPS	147.155				147.155

*Pro forma as defined under Article 11 of SEC Regulation S-X

See accompanying notes.

COMPUTER SCIENCES CORPORATION
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	Twelve Months Ended April 3, 2015
(Amounts in millions, except per-share amounts)	Historical CSC	CSRA Separation	Pro Forma Adjustments	Notes	Pro Forma* CSC Continuing Operations

Revenues	$12,173	$(4,065)	$9	(A)	$8,117

Costs of services (excludes depreciation and amortization and restructuring costs)	9,534	(3,272)	(103)	(A)(B)(C)	6,159
Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	1,340	(194)	74	(B)	1,220
Selling, general and administrative - SEC settlement related charges	197	—	—		197
Depreciation and amortization	977	(137)	—		840
Restructuring costs	261	—	(5)	(C)	256
Interest expense	148	(22)	—		126
Interest income	(20)	—	—		(20)
Other expense (income), net	12	(6)	4	(A)	10
Total costs and expenses	12,449	(3,631)	(30)		8,788

(Loss) income from continuing operations, before taxes	(276)	(434)	39		(671)
Income tax (benefit) expense	(312)	(161)	19	(D)	(454)
Income (loss) from continuing operations	36	(273)	20		(217)
Less: net income attributable to noncontrolling interest, net of tax	15	(15)	—		—
Net income attributable to CSC common stockholders from continuing operations	$21	$(258)	$20		$(217)

Basic earnings per share from continuing operations	$0.15				$(1.52)
Diluted earnings per share from continuing operations	$0.15				$(1.52)

Weighted average common shares outstanding for:
Basic EPS	142.557				142.557
Diluted EPS	145.780				142.557

*Pro forma as defined under Article 11 of SEC Regulation S-X

See accompanying notes.

COMPUTER SCIENCES CORPORATION
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	Twelve Months Ended March 28, 2014
(Amounts in millions, except per-share amounts)	Historical CSC	CSRA Separation	Pro Forma Adjustments	Notes	Pro Forma* CSC Continuing Operations

Revenues	$12,998	$(4,108)	$9	(A)	$8,899

Costs of services (excludes depreciation and amortization and restructuring costs)	9,272	(3,355)	115	(A)(B)(C)	6,032
Selling, general and administrative (excludes restructuring costs)	1,220	(188)	67	(B)	1,099
Depreciation and amortization	1,018	(148)	—		870
Restructuring costs	76	—	(2)	(C)	74
Interest expense	147	(20)	1	(A)	128
Interest income	(16)	—	—		(16)
Other expense (income), net	18	(2)	2	(A)	18
Total costs and expenses	11,735	(3,713)	183		8,205

Income from continuing operations, before taxes	1,263	(395)	(174)		694
Income tax expense (benefit)	383	(147)	(62)	(D)	174
Income from continuing operations	880	(248)	(112)		520
Less: net income attributable to noncontrolling interest, net of tax	21	(21)	—		—
Net income attributable to CSC common stockholders from continuing operations	$859	$(227)	$(112)		$520

Basic earnings per share from continuing operations	$5.81				$3.52
Diluted earnings per share from continuing operations	$5.70				$3.45

Weighted average common shares outstanding for:
Basic EPS	147.647				147.647
Diluted EPS	150.761				150.761

*Pro forma as defined under Article 11 of SEC Regulation S-X

See accompanying notes.

COMPUTER SCIENCES CORPORATION
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	Twelve Months Ended March 29, 2013
(Amounts in millions, except per-share amounts)	Historical CSC	CSRA Separation	Pro Forma Adjustments	Notes	Pro Forma* CSC Continuing Operations

Revenues	$14,195	$(4,677)	$15	(A)	$9,533

Costs of services (excludes depreciation and amortization and restructuring costs)	11,293	(3,873)	35	(A)(B)(C)	7,455
Selling, general and administrative (excludes restructuring costs)	1,197	(201)	49	(B)	1,045
Depreciation and amortization	1,070	(158)	—		912
Restructuring costs	264	—	(13)	(C)	251
Interest expense	183	(18)	—		165
Interest income	(22)	—	—		(22)
Other (income) expense, net	(25)	(1)	2	(A)	(24)
Total costs and expenses	13,960	(4,251)	73		9,782

Income from continuing operations, before taxes	235	(426)	(58)		(249)
Income tax (benefit) expense	(62)	(162)	(24)	(D)	(248)
Income (loss) from continuing operations	297	(264)	(34)		(1)
Less: net income attributable to noncontrolling interest, net of tax	19	(19)	—		—
Net income (loss) attributable to CSC common stockholders from continuing operations	$278	$(245)	$(34)		$(1)

Basic earnings per share from continuing operations	$1.80				$(0.01)
Diluted earnings per share from continuing operations	$1.79				$(0.01)

Weighted average common shares outstanding for:
Basic EPS	154.590				154.590
Diluted EPS	155.557				154.590

*Pro forma as defined under Article 11 of SEC Regulation S-X

See accompanying notes.

COMPUTER SCIENCES CORPORATION
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS (unaudited)

	As of October 2, 2015
(Amounts in millions)	Historical CSC	CSRA Separation	Pro Forma Adjustments	Notes	Pro Forma* CSC Continuing Operations

Assets
Cash and cash equivalents	$1,818	$(10)	$(253)	(E)	$1,555
Receivables, net	2,127	(472)	—		1,655
Prepaid expenses and other current assets	500	(77)	34	(F)	457
Total current assets	4,445	(559)	(219)		3,667

Property and equipment, net	1,519	(438)	(37)	(G)(H)(I)	1,044
Software, net	774	(41)	2	(J)	735
Outsourcing contract costs, net	338	—	—		338
Goodwill	1,842	(792)	(34)	(K)	1,016
Other assets	1,095	(84)	(25)	(N)	986
Total Assets	$10,013	$(1,914)	$(313)		$7,786

Liabilities
Short-term debt and current maturities of long-term debt	$894	$(19)	$—		$875
Accounts payable	436	(140)	4	(I)	300
Accrued payroll and related costs	377	(71)	—		306
Accrued expenses and other current liabilities	1,028	(268)	(14)	(L)	746
Deferred revenue and advance contract payments	587	(148)	—		439
Income taxes payable and deferred income taxes	55	(61)	48	(M)	42
Total current liabilities	3,377	(707)	38		2,708

Long-term debt, net of current maturities	1,716	(118)	—		1,598
Income tax liabilities and deferred income taxes	451	(92)	172	(M)	531
Other long-term liabilities	1,423	(94)	(491)	(N)	838

CSC stockholders' equity
Common stock, par value $1 per share; authorized 750,000,000; issued 148,484,053	148	—	—		148
Additional paid-in-capital	2,312	—	—		2,312
Earnings retained for use in business/Net Parent Investment	1,091	(877)	(1)	(O)	213
Accumulated other comprehensive (loss) income	(61)	2	(31)	(N)	(90)
Less common stock in treasury, at cost, 10,011,393	(473)	—	—		(473)
Total CSC stockholders' equity	3,017	(875)	(32)		2,110
Noncontrolling interest in subsidiaries	29	(28)	—		1
Total Equity	3,046	(903)	(32)		2,111

Total Liabilities and Equity	$10,013	$(1,914)	$(313)		$7,786

*Pro forma as defined under Article 11 of SEC Regulation S-X

See accompanying notes.

COMPUTER SCIENCES CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated condensed statements of earnings for the six months ended October 2, 2015 and October 3, 2014 and for the fiscal years ended ended April 3, 2015, March 28, 2014, and March 29, 2013 and the unaudited pro forma consolidated condensed balance sheet as of October 2, 2015 include the following pro forma adjustments:

(A)	Reflects the removal of related party revenue and costs.

(B)
Reflects adjustments to the CSRA Separation amounts to exclude certain general corporate overhead costs which were historically allocated to CSRA which were not directly attributable to CSRA, stock compensation expense of CSC Board of Directors and corporate executives, and adjustments to include actuarial gains and losses, settlement charges, and net periodic benefit costs related to multi-employer pension plans. See the table below for a detail of these amounts.

Increase (decrease) in millions	Six Months Ended		Twelve Months Ended
	October 2, 2015	October 3, 2014	April 3, 2015	March 28, 2014	March 29, 2013
Cost of Services
Pension related adjustments	$21	$19	$(148)	$68	$(34)
Corporate overhead and stock compensation adjustments	19	18	31	36	41
Net adjustments described in footnotes (A) and (C)	5	5	14	11	28
Total	$45	$42	$(103)	$115	$35

Selling, general and administrative
Pension related adjustments	$—	$—	$(2)	$1	$(1)
Corporate overhead and stock compensation adjustments	47	34	76	66	50
Total	$47	$34	$74	$67	$49

(C)	Reflects the reclassification of restructuring costs from cost of services to restructuring costs to conform to CSC's historical financial statement presentation.

(D)	Reflects the pro forma tax adjustments related to the Separation.

(E)
Reflects a $290 million adjustment to increase the CSRA reference level cash balance to $300 million as defined in the Master Separation and Distribution Agreement, net of a partially offsetting $37 million adjustment to increase CSC cash for the difference between the repayment of the CSRA note payable to CSC and the amount of the special dividend paid by CSC in connection with the Distribution.

(F)	Reflects restricted cash related to the sale of receivables attributable to CSRA.

(G)	Reflects additional buildings and related accumulated depreciation transferring to CSRA at Separation.

(H)	Reflects additional building improvements attributable to CSRA.

(I)	Reflects program assets and liabilities that will remain with CSC.

(J)	Reflects the adjustment for software transferring to CSC per the IP Matters Agreement.

(K)	Reflects the reversal of the goodwill adjustment recorded in the financial statements of CSRA on a carve-out basis attributable to the sales of ATG and Welkin.

(L)	Reflects the adjustment for the transfer of certain employee-related liabilities.

(M)	Reflects the pro forma tax adjustments related to the Separation.

(N)	Reflects transfer of liabilities and accumulated other comprehensive income related to certain pension, post-retirement and other benefit plans to CSRA.

(O)	Earnings retained for use in business/Net Parent Investment was adjusted as a result of pro forma adjustments.